UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 5, 2026

iPower Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40391	82-5144171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8798 9th Street

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices) (Zip Code)

(626) 863-7344

(Registrant’s Telephone Number, Including Area Code)

___________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001 per share	IPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information regarding the Reverse Stock Split (as defined below) contained in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On December 21, 2025, the stockholders of iPower Inc. (the “Company”) holding a majority of the voting power of the Company’s common stock approved via written consent the execution of one of more reverse stock splits of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a ratio of up to one-for-two hundred and fifty (1:250), with the exact ratio and timing to be determined by the Board of Directors of the Company (the “Board”) in its discretion. This approval was reported on a Schedule DEF14C filed with the Securities and Exchange Commission on January 21, 2026, which became effective on February 10, 2026.

Pursuant to such authority granted by the Company’s stockholders, on July 16, 2026, the Board approved a reverse split of between one-for-two (1:2) and one-for-10 (1:10) (the “Reverse Stock Split”) of the Common Stock, with the final split ratio to be set at the discretion of Company management. Thereafter, Company management determined to set a Reverse Stock Split Ratio of one-for-nine (1:9) and on August 5, 2026, the Company filed a certificate of amendment to amend the Sixth Amended and Restated Articles of Incorporation of the Company (the “Certificate of Amendment”) with the Secretary of State of the State of Nevada, with an effective date of August 7, 2026 (the “Effective Date”), to effect a 1:9 Reverse Stock Split. The Reverse Stock Split will become effective at the start of trading on August 7, 2026 (the “Effective Time”).

When the Reverse Stock Split becomes effective, every nine (9) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Time shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share. The Reverse Stock Split reduces the number of shares of Common Stock issuable upon the exercise or vesting of the Company’s outstanding stock options and warrants in proportion to the ratio of the Reverse Stock Split and causes a proportionate increase in the exercise prices of such stock options and warrants. Restricted stock units will be adjusted to reflect the reduced number of underlying shares. The Reverse Stock Split did not change the Company’s total number of authorized shares of Common Stock or preferred stock.

No fractional shares will be issued as a result of the Reverse Stock Split. Fractional shares will be rounded up to the nearest whole number.

VStock Transfer, LLC is acting as the exchange agent and transfer agent for the reverse stock split. Registered stockholders holding pre-split shares electronically in book-entry form are not required to take any action to receive post-split shares. Stockholders owning shares through a bank, broker, custodian or other nominee will have their positions automatically adjusted to reflect the reverse stock split, subject to such broker’s particular processes.

Commencing on August 7, 2026, trading of the Company’s Common Stock will continue on The Nasdaq Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 46265P404.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this report and incorporated by reference herein.

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Item 7.01 Regulation FD Disclosure.

On August 5, 2026, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by reference in such a filing. Furthermore, the furnishing of information under Item 7.01 of this Current Report is not intended to constitute a determination by the Company that the information contained herein, including the exhibits hereto, is material or that the dissemination of such information is required by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Sixth Amended and Restated Articles of Incorporation
99.1	Press release of the Company issued on August 5, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPOWER, INC.
Dated: August 5, 2026
	By:	/s/ Chenlong Tan
	Name:	Chenlong Tan
	Title:	Chief Executive Officer

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